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                                                                   Exhibit 23(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 24, 1995 (except with respect to the matter discussed in Note 9, as to which the date is November 15, 1995), included (or incorporated by reference) in Washington Gas Light Company's Form 10-K for the year ended September 30, 1995, and to all references to our Firm included in this registration statement.




                                                   ARTHUR ANDERSEN LLP


Washington, D.C.,
March 6, 1996